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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

510 Shotgun Road, Suite 110 Sunrise Florida 33325	33326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On June 25, 2013, Fuelstream, Inc. (the “Company”) disaffirmed its obligation to pay one million dollars ($1,000,000) to Sean Wagner, as set forth in that certain Stock Purchase Agreement (“SPA”) between the Company and Sean Wagner, dated December 14, 2011. A summary of the principal terms of the SPA were set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2013, Robert Catala was appointed as Chief Operations Officer. A summary of Mr. Catala’s background and business experience is as follows:

Ralph Robert Catala. Mr. Catala, age 54, is the Chief Operating Officer of the Company. A native of Corpus Christi, Texas, Mr. Catala was raised in Miami Florida and majored in Civil Engineering at the University of Miami. Straight out of college Mr. Catala served as an intelligence officer in the United States Army and completed coursework at the Defense Intelligence College in Washington, D.C. His military career lasted 12 years and gave him the opportunity to serve at various locations throughout the world, to include Germany, Korea and Panama. His service to his country was recognized when he was awarded the Defense Meritorious Service Medal at the completion of his tour of duty in 1992. Mr. Catala settled in Miami, Florida and was immediately hired in the aviation industry, first with several ground handling companies (1992-1997) where he was the Director of Airport Administration then directly with several charter and scheduled airlines (1997-2008), including Rich International Airlines, Air Europa, Star Air, and Falcon Air Express. After 16 years in aviation management, Mr. Catala went to work in the aviation fuel industry from 2008 thru the present. From March 2008 thru March of 2010 Mr. Catala served as VP of Operations at Aviation Fuel International. From April of 2010 thru January of 2012 Mr. Catala worked for Total Air Services as Sales Manager. In February, 2012, Mr. Catala moved on to J&D Oilfield International, a multinational jet fuel supplier based in Venezuela, and served as the Director of International Sales. Mr. Catala was drawn to Fuelstream in October of 2012 and was hired as the VP of Operations before accepting his appointment as the COO. Mr. Catala possesses a keen analytical mind and proven leadership abilities and is prepared to take Fuelstream to the next level. Mr. Catala is fluent in English and Spanish and lives in Miami, Florida. He is married and has three children.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: June 27, 2013	By:	/s/ Ralph Robert Catala
Ralph Robert Catala Chief Operations Officer